CODE OF BYLAWS
OF
TITAN HOLDINGS, INC.

ARTICLE I

Identification

1.01. Name And Existence. The name of the Corporation is Titan Holdings, Inc. (herein referred to as the “Corporation”). The Corporation exists under the provisions of the Indiana Business Corporation Law, as amended, and its successors (herein referred to as the “Law”).

1.02. Principal Office. The principal office of the Corporation shall be at 646 1N 100 East, Ossian, Indiana, 46777, which is the location of the Corporation’s principal executive offices.

1.03. Fiscal Year. The fiscal year of the Corporation shall begin at the beginning of the first day of January of the calendar year and shall end at the close of the last day of December of the same calendar year.

ARTICLE II

Shares

2.01. Number And Classes Of Authorized Shares. There shall be one thousand (1,000) authorized shares of the Corporation. All authorized shares shall be of one class.

2.02. Issuance Of Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. If shares are authorized to be issued for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued either with or before the notice of the next meeting of shareholders.

2.03. Certificates For Shares. Certificates for shares of the Corporation shall be issued to a subscriber by the Secretary of the Corporation when the consideration for which the Board of Directors authorized the issuance of the shares has been paid. Each certificate shall be in the form required by I.C. 23-1-26-6 and as prescribed by the Board of Directors.

2.04. Transfer Of Certificates. The shares of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the shares, properly endorsed by the registered holder or by the duly authorized attorney or agent of the holder.

2.05. Lost, Stolen Or Destroyed Certificates. The Corporation may issue a new certificate for its shares in the place of any certificate previously issued and alleged to have been lost, stolen, or destroyed. However, the Board of Directors may require the registered holder of the shares represented by the lost, stolen, or destroyed certificate, or the holder’s legal representative, to furnish an affidavit regarding the loss, theft, or destruction and to give a bond in the form and substance, with the surety or sureties, and with fixed or open penalty, as the Board of Directors may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft, or destruction of the previously issued certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is not imprudent to do so.

ARTICLE III

Meetings Of Shareholders

3.01. Place Of Meetings. All meetings of shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, either in or out of the State of Indiana, as may be specified in the respective notices or waivers of notice of the meetings.

3.02. Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before that meeting shall be held at 9 o’clock in the morning on the third Saturday of April of each year, except that if that day is a legal holiday in the State of Indiana, then the meeting shall be held on the next business day which is not a legal holiday in the State of Indiana. Failure to hold the annual meeting at the designated time shall not affect the validity of any corporate action.

3.03. Special Meetings. The Corporation must hold a special meeting of shareholders on call of its President or its Board of Directors, or if the holders of at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the special meeting describing the purpose or purposes for which it is to be held. Only business within the purpose or purposes described in the meeting notice shall be conducted at a special shareholders’ meeting.

3.04. Record Date. Unless otherwise determined by resolution of the Board of Directors, the record date for purposes of determining the identity of shareholders shall be as follows:

(a). for determining shareholders entitled to demand a special shareholder meeting, the record date shall be the date the first shareholder signs the demand;

(b). for determining shareholders entitled to take action without a meeting, the record date shall be the date the first shareholder signs the consent to the action; and

(c). for determining shareholders entitled to receive notice of and to vote at shareholder meetings, the record date shall be the close of business on the day before the first notice is delivered to shareholders.

A record date determined by resolution of the Board of Directors may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

3.05. Notice Of Meeting. A written or printed notice, stating the date, time, and place of the meeting, and in the case of a special meeting or an annual meeting if otherwise required by the Law, the purpose or purposes for which the meeting is called, shall be delivered, or mailed by the Corporation to each holder of the shares of the Corporation entitled to vote at the meeting, at such address as appears upon the records of the Corporation, no fewer than ten (10) days and no more than sixty (60) days before the meeting date. However, notice of a meeting at which any of the following corporate actions is to be considered shall be delivered or mailed to all shareholders of record, whether or not entitled to vote at the meeting, no fewer than ten (10) days and no more than sixty (60) days before the meeting:

(a). an amendment or amendments to the Articles of Incorporation requiring shareholder approval;

(b). a plan of merger or share exchange requiring shareholder approval;

(c). the sale, lease, exchange, or other disposition of all, or substantially all, of the Corporation’s property other than in the usual and regular course of business; or

(d). a proposal for voluntary dissolution requiring shareholder approval.

3.06. Waiver Of Notice. Notice of any meeting of the shareholders may be waived by a shareholder before or after the date and time stated in the notice. The waiver shall be in writing, and shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance at any meeting, in person or by proxy: (a) waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to consideration of the matter when it is presented.

3.07. Participation In Meetings By Electronic Communications. Any or all shareholders may participate in an annual or special meeting of the shareholders by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. Participation by any shareholder by this means shall be deemed to constitute presence in person at the meeting.

3.08. Voting At Meetings.

(a). Voting Rights. Except as may be otherwise provided in the Law or by the Articles of Incorporation, every shareholder shall have the right at any meeting of the shareholders to one vote for each share standing in the shareholder’s name on the books of the Corporation on the record date for the meeting.

(b). Proxies. A shareholder entitled to vote at any meeting of shareholders may vote either in person or by proxy executed in writing by the shareholder or executed by a duly authorized attorney-in-fact of the shareholder. For purposes of this section, a proxy granted by telegram, telex, telecopy, or other document transmitted electronically for or by a shareholder shall be deemed “executed in writing by the shareholder.” The general proxy of a fiduciary shall be given the same effect as the general proxy of any other shareholder. A proxy shall be valid for eleven (11) months after the date of its execution unless a shorter or longer period is expressly provided in the instrument of appointment.

(c). Quorum. At any meeting of shareholders, the holders of a majority of the shares entitled to be voted on the business to be transacted at the meeting, present either in person or by proxy, shall constitute a quorum. A quorum shall be necessary at any meeting of shareholders before any action of the shareholders may be taken. In case a quorum shall not be present at any meeting of shareholders, the holders of record of a majority of the shares present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

(d). Voting Requirements. Except as otherwise provided in this subsection, at any meeting of the shareholders at which a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action. Directors shall be elected, though, by a plurality of the votes cast by the shares entitled to vote in the election for Directors at a meeting at which a quorum is present. Also, the following actions require the affirmative vote of a majority of the issued and outstanding shares entitled to vote on the proposed action:

(i). authorization by the shareholders of indemnification and advances for expenses under IC 23-I-37-15(a)(3);

(ii). amendments to the Articles of Incorporation which would give rise to dissenters’ rights, unless the Board of Directors requires a greater vote;

(iii). adoption of a plan of merger or share exchange, unless the Board of Directors requires a greater vote;

(iv). sale, lease, exchange, or other disposition of all or substantially all of the corporate property other than in the usual and regular course of business, unless the Board of Directors requires a greater vote;

(v). voluntary dissolution of the Corporation, unless the Board of Directors requires a greater vote.

(e). Voting Lists. For each meeting of the shareholders, the Secretary of the Corporation shall make a complete list of the shareholders entitled by law or by the Articles of Incorporation to notice thereof, arranged in alphabetical order, with the address and number of shares held by each such shareholder. The list shall be on file at the principal office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held. The list must be available for inspection by any shareholder entitled to vote at the meeting at any time during regular business hours for a period of five (5) business days before the date of the meeting for which the list was prepared and continuing through the meeting. A shareholder entitled to vote at the meeting, or the shareholder’s agent or attorney authorized in writing, is entitled on written demand to inspect and to copy the list at the shareholder’s expense during regular business hours during the period it is available for inspection. However, the shareholder’s demand must be made in good faith and for a proper purpose and must describe with reasonable particularity the shareholder’s purpose. Also, the list must be directly connected with the shareholder’s purpose. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to the shareholders entitled to examine such list, stock ledger, or transfer book, or to vote at any meeting of the shareholders.

(f). Voting Of Shares Owned By Other Corporations. Shares of the Corporation standing in the name of another corporation may be voted by an officer, agent, or proxy appointed by the board of directors of the other corporation, or as the bylaws of the other corporation may prescribe, except if those shares are owned, directly or indirectly, by another corporation, domestic or foreign, the majority of the shares entitled to vote for the directors of which are owned by the Corporation.

3.09. Action Without A Meeting. Any action which may be taken at a shareholder meeting may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed by all shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken by written consent is effective when the last shareholder signs the consent unless the consent specifies a different prior or subsequent effective date. A consent signed under this section has the effect of a meeting vote and may be described as a meeting vote in any document. If written notice of the action proposed to be taken by consent of all voting shareholders must be given to nonvoting shareholders under the Law or Section 3.05, that notice shall be given at least ten (10) days before the action is taken. That notice shall contain, or be accompanied by, the same information which would have been required to have been included in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action.

3.10. Organization. The President of the Corporation or, in his absence, any shareholder chosen by the shareholders present, shall call meetings of the shareholders to order and shall act as chairman of those meetings. The Secretary of the Corporation shall act as Secretary of all meetings of the shareholders. In the absence of the Secretary, the chairman of a meeting shall appoint a shareholder to act as Secretary of the meeting.

ARTICLE IV

The Board of Directors

4.01. Number. The initial number of directors of the Corporation shall be one (1). A variable range board consisting of a minimum of one (1) director and a maximum of five (5) directors is hereby established. The number of directors may be changed from the initial number of directors to a number within the range herein established by resolution of the Board of Directors. In the absence of a resolution of the Board of Directors setting the number of directors within the range, the number of directors shall be the number specified for the initial Board of Directors.

4.02. Management. Except as otherwise provided in the Articles of Incorporation, the business, property, and affairs of the Corporation shall be managed by the Board of Directors

4.03. Annual Meeting. Unless otherwise determined by the President or the Board of Directors, the Board of Directors shall meet each year, immediately after the annual meeting of the shareholders, at the place where the meeting of the shareholders was held, for the purpose of electing officers and considering any other business that may be brought before the meeting. No notice shall be necessary for the holding of the annual meeting. If the annual meeting of the Board of Directors is not held, the election of officers may be held at any subsequent regular or special meeting of the Board of Directors.

4.04. Other Meetings. Regular meetings of the Board of Directors may be held, without notice, at the time and place from time to time fixed by resolution of the Board of Directors. Special meetings of the Board of Directors may be called at any time by the President, and shall be called on the written request of any member of the Board of Directors. Notice of the date, time, and place of a special meeting shall be sent by the Secretary to each director at his residence or usual place of business by letter, telegram, telex, telecopy, or other document transmitted electronically in a manner that, in regular course, would reach that place not later than during the second day immediately preceding the date set for the special meeting, and may also be delivered to a director personally at any time during the second day immediately preceding the meeting. Regular and special meetings of the Board of Directors may be held at any place in or out of the State of Indiana, as may be specified in the respective notices, or waivers of notice, of the meetings.

4.05. Waiver Of Notice. A director may waive any required notice either before or after the date and time stated in the notice. The waiver must be in writing, signed by the director and filed with the minutes or corporate records. However, a director’s attendance at or participation in a meeting waives any required notice unless the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting. For purposes of this section, a waiver granted by telegram, telex, telecopy, or other document transmitted electronically by a director shall be deemed “signed by the director”.

4.06. Participation In Meetings By Electronic Communications. Any or all directors may participate in a meeting of the Board or of a committee of the Board by any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

4.07. Action Without A Meeting. Any action taken which may be taken at a Board of Directors’ meeting may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken. For purposes of this section, a consent granted by telegram, telex, telecopy, or other document transmitted electronically by a director shall be deemed “signed by a director”. Action taken by written consent is effective when the last director signs the consent unless the consent specifies a different prior or subsequent effective date. A consent signed under this section has the effect of a meeting vote and may be described as a meeting vote in any document.

4.08. Quorum And Voting Requirements. A quorum of the Board of Directors for the transaction of all business, except filling vacancies on the Board of Directors, shall consist of a majority of the fixed number of directors if the Corporation has a fixed Board size or, if the Corporation has a variable-range size Board, a majority of the number of directors prescribed or, if no number is prescribed, the number in office immediately before the meeting begins. If a quorum is present when a vote is taken the affirmative vote of a majority of directors present is the act of the Board of Directors. A director who is present at a meeting when corporate action is taken is deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to holding the meeting or transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or, (c) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

4.09. Election, Term Of Office And Qualification. Directors shall be elected at each annual meeting of the shareholders at which a quorum is present by a plurality of the votes cast by the shareholders entitled to vote for the election of directors. Directors shall be elected for a term of one year and shall hold office until their respective successors are elected and qualified. The term of a director elected to fill a vacancy expires at the end of the term for which the director’s predecessor was elected. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors need not be shareholders of the Corporation or residents of the State of Indiana.

4.10. Removal. Any director may be removed, either with or without cause, at (a) the annual meeting of the shareholders, if the annual meeting notice states that one of the purposes of the meeting is to consider the removal of the director, or (b) any special meeting of the shareholders, or (c) any meeting of the Board of Directors.

4.11. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors, the President of the Corporation, or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

4.12. Vacancies. Any vacancy occurring on the Board of Directors, whether caused by removal, resignation, death, or increase in the number of directors, may be filled by the Board of Directors. However, if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vote of the remaining members of the Board of Directors results in a tie, the vacancy shall be filled by vote of the shareholders entitled to vote for directors at a special meeting called for that purpose.

4.13. Compensation Of Directors. The Board of Directors is empowered and authorized to fix and determine the compensation of the directors. Until such time as the Board of Directors shall choose to act in this matter, members of the Board of Directors shall receive no compensation for serving on the Board of Directors.

4.14. Dividends. To the extent permitted by the Law, the Board of Directors shall have the power to declare dividends on its outstanding shares which the Corporation shall then pay.

4.15. Organization of Meetings. The President of the Corporation or, in his absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of those meetings. The Secretary of the Corporation shall act as Secretary of meetings of the Board of Directors. In the absence of the Secretary, the chairman of a meeting shall appoint any director to act as Secretary of the meeting.

ARTICLE V

Officers Of The Corporation

5.01. Designation. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such Vice Presidents, if any, as are appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The Board of Directors may, by resolution, create and define the duties of other offices in the Corporation, and shall elect or appoint persons to fill all such offices. Officers need not be shareholders of the Corporation. Election or appointment of an officer shall not of itself create contract rights.

5.02. Election, Removal And Vacancies. Officers shall be elected by the Board of Directors at its annual meeting and shall hold office for one year or until their respective successors have been elected and qualified. The Board of Directors may remove any officer at any time, with or without cause. Vacancies in offices occurring by reason of death, resignation, removal, or otherwise, shall be filled by the Board of Directors.

5.03. President. The President shall be the chief executive officer of the Corporation. The President shall preside at all meetings of shareholders and of the Board of Directors, discharge all the duties which devolve upon a presiding officer, and perform such other duties as these Bylaws provide, or as the Board of Directors may prescribe. The President shall have full authority to execute proxies on behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Law, as amended, the Articles of Incorporation and these Bylaws.

5.04. Vice President. The Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe, However, if the Board of Directors elects more than one Vice President, they shall each perform the duties prescribed by the Board of Directors and their respective right to act during the absence or disability of the President shall be in the order in which their respective names appear in the resolution, or resolutions, electing them.

5.05. Secretary, The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept, a true and complete record of the proceedings of those meetings. The Secretary shall authenticate the records of the Corporation and shall, unless the Board of Directors provides otherwise, maintain the records required to be kept by the Corporation. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

5.06. Treasurer. The Treasurer shall be the financial officer of the Corporation. The Treasurer shall keep a correct and complete record of accounts, showing accurately at all times the financial condition of the Corporation. The Treasurer shall be the legal custodian of all monies, notes, securities, and other valuables which may from time to time come into the possession of the Corporation. The Treasurer shall immediately deposit all funds of the Corporation in a reliable bank or other depository designated by the Board of Directors, and shall keep those deposits in the name of the Corporation. The Treasurer shall furnish at meetings of the Board of Directors, or whenever requested by the President, a statement of the financial condition of the Corporation, and shall perform such other duties as these Bylaws may require or as the Board of Directors may prescribe. The Treasurer may be required to furnish bond in an amount determined by the Board of Directors.

5.07. Delegation Of Authority. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the power or duties of such officer to any other officer or to any director, for the time being, provided a majority of the entire Board concurs therein.

5.08. Execution Of Instruments And Documents. Unless otherwise provided by the Board of Directors, all deeds, mortgages, leases, notes and bonds, and all other written contracts and agreements to which the Corporation shall be a party, shall be signed by the President and attested by the Secretary. All checks, drafts, bills of exchange and orders for the payment of money of the Corporation shall be signed by those officers and employees of the Corporation as the Board of Directors may from time to time designate.

ARTICLE VI

Required Records

6.01. Meetings And Corporate Actions. The Corporation shall keep as permanent records the minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

6.02. Accounting Records. The Corporation shall maintain appropriate accounting records.

6.03. Shareholder Records. The Corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and class of shares held by each.

6.04. Form Of Records. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

6.05. Records To Be Kept At Principal Office. The Corporation shall keep a copy of the following records at its principal office:

(a). Its Articles of Incorporation or restated Articles of Incorporation and all amendments to them currently in effect.

(b). Its Bylaws or restated Bylaws and all amendments to them currently in effect.

(c). Resolutions adopted by its Board of Directors with respect to one (1) or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding.

(d). The minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years.

(e). All written communications to shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years under IC 23-1-53-1.

(f). A list of the names and business addresses of its current directors and officers,

(g). Its most recent biennial report delivered to the Secretary of State under IC 23-1-53-3.

6.06. Inspection Of Records At Principal Office. A shareholder shall be entitled to inspect and copy any of the records of the Corporation described in Section 6.05 during regular business hours at the Corporation’s principal office upon written notice given to the Corporation at least five (5) business days in advance of when the shareholder wishes to do so.

ARTICLE VII

Indemnification

7.01. Indemnification Of Directors And Officers. Every person who is or was a director of the Corporation (as defined in IC 23-1-37-2) shall be indemnified by the Corporation against all liability and reasonable expenses (as those terms are defined in IC 23-1-37-3 and 4) incurred by that person in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative of investigative, and whether formal or informal, because that person is or was a director of the Corporation, provided that such person is determined in the manner specified in IC 23-1-37-12 to have met the standards of conduct specified in IC 23-1-37-8. Subject to the requirements of IC 23-1-37-10, the Corporation shall advance to that person the reasonable expenses incurred by him or her in connection with any such action, suit, or proceeding. Upon demand for indemnification or advancement of expenses, as the case may be, the Corporation shall proceed as provided in IC 23-1-37-12 to determine whether that person is entitled thereto. Every person who is or was an officer of the Corporation shall be indemnified, and shall be entitled to an advancement of expenses, to the same extent as if that person were a director.

7.02. Report Of Indemnification. If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting as provided in IC 23-l-53-2(a).

7.03. Indemnification Not A Limitation. Nothing contained in Section 7.01 shall limit or preclude the exercise of any right provided under the Law, the Articles of Incorporation of the Corporation, these Bylaws, any general or specific action of the Board of Directors or shareholders of the Corporation, or any contract relating to the indemnification or the advancement of expenses to any director, officer, employee, or agent of the Corporation, or the ability of the Corporation to otherwise indemnify of advance expenses to any director, officer, employee, or agent.

ARTICLE VIII

Conflict Of Interest Transaction

A transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest is a conflict of interest transaction. A conflict of interest transaction is not voidable by the Corporation solely because of the Director’s interest in the transaction if the requirements of I.C. 23-1-35-2 are met.

ARTICLE IX

Amendments

The power to make, alter, amend, or repeal these Bylaws is vested in the Board of Directors of the Corporation.

The foregoing Code of Bylaws of the Corporation was duly adopted by the Board of Directors of the Corporation on the 16th day of August, 2005.

/s/ Brian K. Kistler
Brian K. Kistler, Secretary